GENERAL TERMS AGREEMENT

                                     between


                               THE BOEING COMPANY

                                       and

                                Leonard's Metals



                                 BCA-65344-0596

                                TABLE OF CONTENTS
TITLE PAGE
TABLE OF CONTENTS
AMENDMENT PAGE
RECITAL PAGE

1.0      DEFINITIONS..........................................................6

2.0
         ORDERING.............................................................7
         2.1      Issuance of Orders..........................................7
         2.2      Acceptance of Orders........................................7
         2.3      Written Authorization to Proceed............................8

3.0      TITLE AND RISK OF LOSS...............................................8

4.0      DELIVERY.............................................................8
         4.1      Schedule....................................................8
         4.2      Reserved....................................................9
         4.3      Notice of Labor Negotiations................................9

5.0      ON-SITE REVIEW AND RESIDENT REPRESENTATIVES..........................9
         5.1      Review .....................................................9
         5.2      Resident Representatives....................................9

6.0      CREDIT OFFICE VISIBILITY.............................................10

7.0      PACKING AND SHIPPING.................................................10
         7.1      General.................................................... 10
                  7.1.1      Shipping Documentation...........................10
                  7.1.2      Insurance........................................11
                  7.1.3      Shipping Container Labels........................11
                  7.1.4      Carrier Selection................................11
                  7.1.5      Invoices.........................................11
                  7.1.6      Noncompliance....................................11
                  7.1.7      Reserved.........................................11
         7.2      Barcode Marking and Shipping................................11

8.0      QUALITY ASSURANCE, INSPECTION, REJECTION, &
         ACCEPTANCE...........................................................12
         8.1      Controlling Document........................................12
         8.2      Seller's Inspection.........................................12
                  8.2.1      Seller's Disclosure..............................12
                  8.2.2      Seller's Acceptance..............................12
         8.3      Boeing's Inspection and Rejection...........................12
         8.4      Rights of Boeing's Customers and Regulators to
                  Perform Inspections, Surveillance, and
                  Testing ....................................................13
         8.5      Retention of Records........................................14
         8.6      Inspection..................................................14
         8.7      Reserved....................................................14
         8.8      Regulatory Approvals........................................14

9.0      EXAMINATION OF RECORDS...............................................15

10.0     CHANGES..............................................................15
         10.1     Changes Clause..............................................15

11.0     GENERAL & INTERNATIONAL REQUIREMENTS.................................16
         11.1     Language....................................................16
         11.2     Currency....................................................16
         11.3     Import/Export...............................................16
         11.4     Mutual Assistance in Obtaining Import/Export
                  Authorizations Under ITAR or EAR............................18

12.0     TERMINATION FOR CONVENIENCE..........................................19
         12.1     Basis for Termination; Notice...............................19
         12.2     Termination Instructions....................................19
         12.3     Seller's Claim..............................................20
         12.4     Failure to Submit a Claim...................................20
         12.5     Partial Termination.........................................20
         12.6     Product Price...............................................20
         12.7     Exclusions or Deductions....................................21
         12.8     Partial Payment/Payment.....................................21
         12.9     Seller's Accounting Practices...............................21
         12.10    Records.................................................... 21

13.0     CANCELLATION FORDEFAULT..............................................22
         13.1     Events of Default...........................................22
         13.2     Remedies....................................................23

14.0     EXCUSABLE DELAY......................................................25

15.0     SUSPENSION OF WORK...................................................25

16.0     TERMINATION OR WRONGFUL CANCELLATION.................................26

17.0     ASSURANCE OF PERFORMANCE.............................................26

18.0     RESPONSIBILITY FOR PROPERTY..........................................27

19.0     LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS......................27

20.0     PROPRIETARY INFORMATION AND ITEMS....................................27

21.0     COMPLIANCE WITH LAWS.................................................28
         21.1     Seller's Obligation.........................................28
         21.2     Government Requirements.....................................29

22.0     INTEGRITY IN PROCUREMENT.............................................29

23.0     UTILIZATION OF SMALL BUSINESS CONCERNS...............................29

24.0     BOEING'S RIGHTS IN SELLER'S PATENTS, COPYRIGHTS, TRADE SECRETS,
         AND TOOLING..........................................................30

25.0     TERMINATION OF AIRPLANE PROGRAM......................................31
         25.1     Program Termination.........................................31
         25.2     Termination Liability.......................................31

26.0     PUBLICITY............................................................31

27.0     PROPERTY INSURANCE...................................................32
         27.1     Insurance...................................................32
         27.2     Certificate of Insurance....................................32
         27.3     Notice of Damage or Loss....................................32

28.0     RESPONSIBILITY FOR PERFORMANCE.......................................33
         28.1     Subcontracting..............................................33
         28.2     Reliance....................................................34
         28.3     Assignment..................................................34

29.0     NON-WAIVER/PARTIAL INVALIDITY........................................34

30.0     HEADINGS.............................................................34

31.0     RESERVED.............................................................35

32.0     RESERVED.............................................................35

33.0     DISPUTES.............................................................35

34.0     RESERVED.............................................................35

35.0     TAXES................................................................35
         35.1     Inclusion of Taxes in Price.................................35
         35.2     Litigation..................................................36
         35.3     Rebates.....................................................36

36.0     OFFSET CREDITS.......................................................36

                                   AMENDMENTS

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    Amend       Description                             Date           Approval
    Number
--------------------------------------------------------------------------------





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

                             GENERAL TERMS AGREEMENT


                                   RELATING TO


                                 BOEING PRODUCTS


THIS GENERAL TERMS AGREEMENT ("GTA") ("the Agreement") is entered into as of March 20, 2003 by and between Leonard's Metal Inc., a Missouri corporation, with its principal office in St. Charles, Missouri ("Seller"), and The Boeing Company, a Delaware corporation acting by and through the Boeing Commercial Airplanes, McDonnell Douglas Corporation, a Maryland corporation, and Boeing-Oakridge Company, (collectively and individually "Boeing"). Hereinafter, the Seller and Boeing may be referred to jointly as "Parties" hereto.


                                   AGREEMENTS

1.0      DEFINITIONS

The definitions set forth below shall apply to this Agreement, any Order, and any related Special Business Provisions ("SBP"). Words importing the singular shall also include the plural and vice versa.

     A. "Customer" means any owner, lessee or operator of an aircraft or commodity, or designee of such owner, lessee or operator.

     B. "FAA" means the United States Federal Aviation Administration or any successor agency thereto.

     C. "FAR" means the Federal Acquisition Regulations in effect on the date of this Agreement.

     D. "Procurement Representative" means the individual designated by Boeing as being primarily responsible for interacting with Seller regarding this Agreement or any Order.

     E. "Order" means each purchase contract and purchase order issued by Boeing and either accepted by Seller under the terms of this Agreement or issued within Boeing's authority under this Agreement.

     F. "Product" means goods, including components and parts thereof, services, documents, data, software, software documentation and other information or items furnished or to be furnished to Boeing under any Order, including Tooling, except for Rotating Use Tooling.

     G. "Tooling" means all tooling, used in production or inspection of Products, either provided to Seller or supplied by Seller whereby Boeing agrees to pay Seller for the manufacture of the tooling.

2.0      ORDERING

2.1      Issuance of Orders

Boeing may issue Orders to Seller under this Agreement from time to time. Each Order shall contain a description of the Products ordered, a reference to the applicable specifications, Drawings or supplier part number, the quantities and prices, the delivery schedule, the terms and place of delivery and any special conditions.

Each Order, which incorporates a Special Business Provisions (SBP), which incorporates this Agreement, shall be governed by and be deemed to include the provisions of this Agreement. Purchase Order Terms and Conditions, Form D1-4100-4045, 49-5700, GP1, DAC Form 26-915, DAC Form 26-916 or Form P252T does not apply. Any other Order terms and conditions, which directly conflict with this Agreement, do not apply unless specifically agreed to in writing by the Parties.

2.2      Acceptance of Orders

Each Order is Boeing's offer to Seller and acceptance is strictly limited to its terms. Unless specifically agreed to in writing by the Authorized Procurement Representative of Boeing, Boeing objects to, and is not bound by, any terms or condition that differs from or adds to the Order. Seller's commencement of performance or acceptance of the Order in any manner shall conclusively evidence Seller's acceptance of the Order as written.

Any rejection by Seller of an Order shall specify the reasons for rejection and any changes or additions that would make the Order acceptable to Seller; provided, however, that Seller may not reject any Order for reasons inconsistent with the provisions of this Agreement or the applicable SBP.

2.3      Written Authorization to Proceed

Boeing's Procurement Representative may give written or electronic authorization to Seller to commence performance before Boeing issues an Order. If Boeing's authorization specifies that an Order will be issued, Boeing and Seller shall proceed as if an Order had been issued. This Agreement, the applicable SBP and the terms stated in the authorization shall be deemed to be a part of Boeing's offer and the Parties shall promptly and in good faith agree on any open Order terms. If Boeing does not specify in its authorization that an Order shall be issued, Boeing's obligation is strictly limited to the terms of the authorization.

If Seller commences performance before an Order is issued or without receiving Boeing's prior authorization to proceed, such performance shall be at Seller's risk and expense.

3.0      TITLE AND RISK OF LOSS

Title to and risk of any loss of or damage to the Products shall pass at the F.O.B. point as specified in the applicable Order, except for loss or damage thereto resulting from Seller's fault or negligence.

4.0      DELIVERY

4.1      Schedule

Seller shall strictly adhere to the shipment, delivery or completion schedules specified in the Order. In the event of any anticipated or actual delay, including but not limited to delays attributed to labor disputes, Seller shall:
(i) promptly notify Boeing in writing of the reasons for the delay and the actions being taken to overcome or minimize the delay; and (ii) provide Boeing with a written recovery schedule. If Boeing requests, Seller shall, at Seller's expense, ship via air or other expedited routing to avoid the delay or minimize it as much as possible. Seller shall not deliver Products prior to the scheduled delivery dates unless authorized by Boeing,

Boeing shall, at no additional cost, retain goods furnished in excess of the specified quantity or in excess of any allowable overage unless, within 45 days of shipment, Seller requests return of such excess. In the event of such request, Seller shall reimburse Boeing for reasonable costs associated with storage and return of excess. If Products are manufactured with reference to Boeing Proprietary Information or Materials, Seller agrees that pursuant to the Proprietary Information and Items article of this Agreement, it will not sell or offer such Products for sale to anyone other than Boeing without Boeing prior written consent.

4.2      Reserved

4.3      Notice of Labor Negotiations

When requested by Boeing, Seller will provide status on labor contracts and pending negotiations, including that of Seller's subcontractors, except as may be prohibited by law.

5.0      ON-SITE REVIEW AND RESIDENT REPRESENTATIVES

5.1      Review

Seller hereby grants, and shall cause any of its subcontractors to grant, to Boeing the right to visit the facility of Seller or any of its subcontractors during operating hours to review progress and performance with respect to production, schedule, cost, quality and protection of Boeing's proprietary rights under this GTA. Any Boeing representative shall be allowed access to all areas used for the performance of this GTA. Such access shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on the premises of Seller or any of its subcontractors.

Boeing shall notify Seller prior to any visit. Such notice shall contain the names, citizenship and positions of the visiting personnel and the duration and purpose of such visit.

5.2      Resident Representatives

Boeing may, in its sole discretion, and for such period, as it deems necessary, locate resident personnel ("Resident Team") at Seller's facility. The Resident Team shall function under the direction of a resident Boeing manager, if appropriate, or a manager located at Boeing who will supervise Resident Team activities.

The Resident Team shall be allowed access to or to review, as the case may be, all work areas, program status reports and management reviews used for or relating to Seller's performance of this GTA.

Seller shall supply the Resident Team with office space, desks, facsimile machines, telephones, stationery supplies, filing cabinets, communication facilities, secretarial and stenographic services and any other items reasonably requested by Boeing. A reasonable portion of the Resident Team's working area shall be dedicated to space for private telephone calls, meetings and similar Boeing activities. All costs and expenses for such facilities and services, if required, shall be paid by Seller.

Notwithstanding   such  assistance,   Seller  remains  solely   responsible  for
performing in accordance with each Order.

6.0      CREDIT OFFICE VISIBILITY

If requested, Seller shall provide financial data, on a quarterly basis, or as requested to the Boeing Corporate Credit Office for credit and financial condition reviews. Said data shall include but not be limited to balance sheets, schedule of accounts payable and receivable, major lines of credit, creditors, income statements (profit and loss), cash flow statements, firm backlog, and headcount. Copies of such data are to be made available within 72 hours of any written request by Boeing's Corporate Credit Office. Boeing shall treat all such information as confidential.

7.0      PACKING AND SHIPPING

7.1      General

Seller shall pack the Products to prevent damage and deterioration taking into account method of shipment, location of shipment and destination of receipt, as well as time associated with shipment. Seller shall comply with carrier tariffs. Unless the Order specifies otherwise, the price includes shipping charges for Products to the F.O.B. destination. Unless otherwise specified in the Order, Products sold F.O.B. place of shipment shall be forwarded collect. For Products shipped domestically, Seller shall make no declaration concerning the value of the Products shipped, except on the Products where the tariff rating is dependent upon released or declared value. In such event, Seller shall release or declare such value at the maximum value within the lowest rating. Boeing may charge Seller for damage to or deterioration of any Products resulting from improper packing or packaging. Seller shall comply with any special instructions stated in the applicable Order. Upon Boeing's request, Seller will identify packaging charges showing material and labor costs for container fabrication.

7.1.1    Shipping Documentation

Shipments by Seller or its subcontractors must include packing sheets. Each packing sheet must include at a minimum the following: a) Seller's name, address, phone number; and supplier code number b) Order and item number; c) ship date for the Products; d) total quantity shipped and quantity in each container, if applicable; e) legible pack slip number; f) nomenclature; g) unit of measure; h) ship to information if other than Boeing; i) warranty data and certification, as applicable; j) rejection tag, if applicable; k) Seller's certification that Products comply with Order requirements; and, l) identification of optional material used, if applicable. A shipment containing hazardous and non-hazardous materials must have separate packing sheets for the hazardous and non-hazardous materials. Items shipped on the same day will be consolidated on one bill of lading or airbill, unless Boeing's Authorized Procurement Representative authorizes otherwise. The shipping documents will describe the material according to the applicable classification or tariff rating. The total number of shipping containers will be referenced on all shipping documents. Originals of all government bills of lading will be surrendered to the origin carrier at the time of shipment.

7.1.2    Insurance

Seller will not insure any FOB Origin shipment unless authorized by Boeing.

7.1.3    Shipping Container Labels

Seller will label each shipping container with the Order number and the number that each container represents of the total number being shipped (e.g., Box 1 of 2, Box 2 of 2).

7.1.4    Carrier Selection

Boeing will select the carrier and mode of transportation for all shipments where freight costs will be charged to Boeing.

7.1.5    Invoices

Seller will include copies of documentation supporting prepaid freight charges (e.g., carrier invoices or UPS shipping log/manifest), if any, with its invoices.

7.1.6    Noncompliance

If Seller is unable to comply with the shipping instructions in this Agreement or an Order, Seller will contact Boeing's Traffic Management Department or Boeing's Authorized Procurement Representative.

7.1.7    Reserved

7.2      Barcode Marking and Shipping

For those shipments which support Orders from Boeing locations where Seller has been approved to utilize barcode labeling for shipping and packaging, Seller shall mark and package such shipments in accordance with the applicable barcode requirements for that location.

8.0      QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE

8.1      Controlling Document

The controlling quality assurance document for Orders shall be as set forth elsewhere in the contract.

8.2      Seller's Inspection

Seller shall inspect or otherwise verify that all Products, including those components procured from or furnished by subcontractors or Boeing, comply with the requirements of the Order prior to shipment to Boeing or Customer. Seller shall be responsible for all tests and inspections of the Product during receiving, manufacture and Seller's final inspection. Seller agrees to furnish copies of test and/or control data upon request from Boeing's Procurement Representative.

8.2.1    Seller's Disclosure

Seller will immediately notify Boeing in writing when discrepancies in Seller's processes or Product are discovered or suspected for Products Seller has delivered or will deliver under this Agreement.

8.2.2    Seller's Acceptance

Seller shall provide with all shipments the following evidence of acceptance by its Quality Assurance department: (a) certified physical and metallurgical or mechanical test reports where required by controlling specifications, or (b) a signed, dated statement on the packing sheet certifying that its Quality
Assurance department has inspected the Products and they adhere to all applicable Drawings and/or specifications.

8.3      Boeing's Inspection and Rejection

Boeing will accept the Products or give Seller notice of rejection or revocation of acceptance ("rejection" herein), notwithstanding any payment, prior test or inspection, or passage of title. No inspection, test delay or failure to inspect or test or failure to discover any defect or other nonconformance shall relieve Seller of any obligations under this Agreement or impair any right or remedy of Boeing.

If Seller delivers non-conforming Products, Boeing may at its option and at Seller's expense (i) return the Products for credit or refund; (ii) require Seller to promptly correct or replace the Products; (iii) correct the Products; or, (iv) obtain replacement Products from another source.

Seller shall not redeliver corrected or rejected goods without disclosing the former rejection or requirement for correction. Seller shall disclose any corrective action taken. Repair, replacement and other correction and redelivery shall be completed within the original delivery schedule or such later time as Authorized Procurement Representatives of Boeing may reasonably direct.

All costs and expenses and loss of value incurred as a result of or in connection with nonconformance and repair, replacement or other correction may be recovered from Seller by equitable price reduction or credit against amounts that may be owed to Seller under this Agreement or otherwise.

Acceptance of any Product by Boeing following any repair or rework pursuant to this Section 8.3 shall not alter or affect the obligations of Seller or the rights of Boeing under SBP Section 6.1.

8.4 Rights of Boeing's Customers and Regulators to Perform Inspections, Surveillance, and Testing

Boeing's rights to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control shall extend to the Customers of Boeing that are departments, agencies or instrumentalities of the United States Government and to the United States Government FAA and any successor agency or instrumentality of the United States Government. Boeing may also, at Boeing's option, by prior written notice from Boeing's Authorized Procurement Representative, extend such rights to other Customers of Boeing and to agencies or instrumentalities of foreign governments equivalent in purpose to the Federal Aviation Administration. Seller shall cooperate with any such United States Government or Boeing directed inspection, surveillance, test or review without additional charge to Boeing. Nothing in this contract shall be interpreted to limit United States Government access to Seller's facilities pursuant to law or regulation.

Where Seller is located in or subcontracts with a supplier or subcontractor located in a country which does not have a Bi-lateral Airworthiness Agreement with the United States, Seller will obtain and maintain on file and require its affected supplier(s) or subcontractor(s) to obtain and maintain on file, subject to review by Boeing, a letter from the applicable government where the Product or subcontracted element is to be manufactured stating that Boeing and the FAA will be granted access to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control.

8.5      Retention of Records

For purchases supporting BCA, Quality Assurance records shall be maintained on file at Seller's facility and available to FAA (or equivalent governmental agency in Seller's country that has been granted jurisdiction by the FAA) and Boeing's authorized representatives. Seller shall retain such records for a period of not less than seven (7) years from the date of final payment under the applicable Order for all Products unless otherwise specified on the Order.

8.6      Inspection

At no additional cost to Boeing, Products may be subject to inspection, surveillance and test at reasonable times and places, including Seller's subcontractors' locations. Boeing will perform inspections; surveillance and tests so as not to unduly delay the work. Seller shall maintain an inspection system acceptable to Boeing for the Products purchased under this Agreement.

If Boeing performs an inspection or test on the premises of Seller or its subcontractors, Seller shall furnish and require its subcontractors to furnish, without additional charge, reasonable facilities and assistance for the safe and convenient performance of these duties.

Seller's documentation accompanying the shipment must reflect evidence of this inspection.

8.7      Reserved

8.8      Regulatory Approvals

For aircraft regulated by the FAA or non-U.S. equivalent agency, regulatory approval may be required for Seller to make direct sales (does not include "direct ship" sale through Boeing) of modification or replacement parts to owners/operators of type-certificated aircraft. Regulatory approval, such as Parts Manufacturing Authority (PMA), is granted by the FAA or appropriate non-U.S. equivalent regulatory agency. Seller agrees not to engage in any such direct sales of Products under this Agreement without regulatory approval. Any breach of this provision will be deemed a material breach of this Agreement. On Seller proprietary parts, Seller agrees to notify Boeing of application for PMA or other applicable regulatory approval and subsequent approval or denial of same. Upon receipt of proof of PMA or other applicable regulatory approval, Boeing may list Seller in the Illustrated Parts Catalog as seller of that part.

9.0      EXAMINATION OF RECORDS

Seller shall maintain complete and accurate records showing the sales volume of all Products. Such records shall support all services performed, allowances claimed and costs incurred by Seller in the performance of each Order, including but not limited to those factors which comprise or affect direct labor hours, direct labor rates, material costs, burden rates and subcontracts. Such records and other data shall be capable of verification through audit and analysis by Boeing and be available to Boeing at Seller's facility for Boeing's examination, reproduction, and audit at all reasonable times from the date of the applicable Order until three (3) years after final payment under such Order. Seller shall provide assistance to interpret such data if requested by Boeing. Such examination shall provide Boeing with complete information regarding Seller's performance for use in price negotiations with Seller relating to existing or future orders for Products, including but not limited to negotiation of equitable adjustments for changes and termination/obsolescence claims pursuant to GTA Section 10.0. Boeing shall treat all information disclosed under this GTA Section as confidential, unless required by US Government contracting regulation(s).

10.0     CHANGES

10.1     Changes Clause

Boeing's Procurement Representative may, without notice to sureties, in writing direct changes within the general scope of this Agreement or an Order in any of the following: (i) technical requirements and descriptions, specifications, statement of work, drawings or designs; (ii) shipment or packing methods; (iii) place of delivery, inspection or acceptance; (iv) reasonable adjustments in quantities or delivery schedules or both; (v) amount of Boeing-furnished property; and, if this contract includes services, (vi) description of services to be performed; (vii) time of performance (i.e., hours of the day, days of the week, etc.); and (viii) place of performance. Seller shall comply immediately with such direction.

If such change increases or decreases the cost or time required to perform this contract, Boeing and Seller shall negotiate an equitable adjustment in the price or schedule, or both, to reflect the increase or decrease. Boeing shall modify the Order in writing accordingly. Unless otherwise agreed in writing, Seller must assert any claim for adjustment to Boeing's Procurement Representative in writing within 25 days and deliver a fully supported proposal to Boeing's Procurement Representative within 60 days after Seller's receipt of such direction. Boeing may, at its sole discretion, consider any claim regardless of when asserted. If Seller's proposal includes the cost of property made obsolete or excess by the change, Boeing may direct the disposition of the property. Boeing may examine Seller's pertinent books and records to verify the amount of Seller's claim. Failure of the Parties to agree upon any adjustment shall not excuse Seller from performing in accordance with Boeing's direction.

If Seller considers that Boeing's conduct constitutes a change, Seller shall notify Boeing's Procurement Representative immediately in writing as to the nature of such conduct and its effect upon Seller's performance. Pending direction from Boeing's Procurement Representative, Seller shall take no action to implement any such change.

11.0     GENERAL & INTERNATIONAL REQUIREMENTS

11.1     Language

The Parties hereto have agreed that this Agreement be drafted in American English only. Where Seller resides in Quebec, Canada, les parties aux presentes tes ont convenu de rediger ce contrat en Anglais seulement. All contractual documents and all correspondence, invoices, notices and other documents shall be submitted in American English. Any necessary conversations shall be held in English. Boeing shall determine whether measurements will be in the English or Metric system or a combination of the two systems. Seller shall not convert measurements, which Boeing has stated in an English measurement system into the Metric system in documents furnished to Boeing

11.2     Currency

Unless specified elsewhere herein, all prices shall be stated in and all payments shall be made in the currency of the United States of America (U.S. Dollars). No adjustments to any prices shall be made for changes to or fluctuations in currency exchange rates.

11.3     Import/Export

     A. Seller shall comply with applicable import and export laws and regulations of Seller's country and of the United States and with all applicable export licenses and their provisos. This contract may involve information or items which are subject to the International Traffic in Arms Regulations (ITAR) or Export Administration Regulations (EAR) and which may not be released to "Foreign Persons" inside or outside the United States without the proper export authority.

          The ITAR defines a Foreign Person as any person who is not a U.S. citizen, a lawful permanent resident as defined by 8 USC 1101(a)(20), or a protected individual as defined by 8 USC 1324b(a)(3). Foreign Person also means a corporation, business association, partnership, or any other entity that is not incorporated or organized to do business in the United States, as well as international organizations, foreign governments, and any agency or subdivision of foreign governments (e.g. diplomatic missions).

     B. The importer/exporter of record has obtained or will obtain and properly utilize, U.S. Government import/export authorization to furnish to Seller any defense articles, technical data, defense services, software, and/or other controlled items (together referred to herein as "Controlled Items") requiring such authorization, which are necessary for Seller to perform this contract.

          Such Controlled Items are authorized for export only to Seller's country for use by Seller and may not, without the prior written approval of the U.S. Government, be transferred, transshipped on a non-continuous voyage, or otherwise disposed of in any other country, either in their original form or after being incorporated into other end items.

          If so requested by the importer/exporter of record, the other party shall assist in obtaining such authorization. If U.S. Government import/export authorization is not available, cannot be obtained, or is obtained and subsequently revoked, Controlled Items to be delivered or exchanged pursuant to this contract shall not be imported, exported, or re-exported. Resale or other transfer of items delivered or exchanged pursuant to this contract shall be in accordance with this clause.

     C.   U.S.  Government   import/export   authorization  is  based  upon  the
          following ITAR requirements and upon all applicable export licenses with which Seller agrees to comply:

          1. Seller shall use Controlled Items furnished by Boeing only in the manufacture of Products in accordance with this contract.

          2. Seller shall not disclose or provide Controlled Items furnished by Boeing to any Foreign Person either in the United States or abroad before obtaining written authorization from Boeing or from the U.S. Department of State Office of Defense Trade Controls, except that if Seller is itself a Foreign Person, it may disclose or provide Controlled Items furnished by Boeing to Seller's employees who are nationals of Seller's country of site.

          3. Seller acquires no rights in Controlled Items furnished by Boeing except to use them to perform this contract. Seller shall not purport to convey to any subcontractor or person any greater rights in the data than Seller has. Seller may convey to subcontractors the right to use the Controlled Items only as required to perform their subcontracts.

          4. Seller shall deliver the articles manufactured in accordance with this contract only to Boeing in the United States or, with Boeing's authorization, to the U.S. Government.

          5. Upon completion or termination of this contract, Boeing may require Seller to: i) return to Boeing all technical data furnished by Boeing pursuant to this contract; or ii) destroy such technical data and to certify in writing to such destruction.

          6. Seller shall impose these requirements, 1 through 6 inclusive, suitably revised to properly identify the parties, on all subcontractors to whom Seller intends to furnish Controlled Items provided by Boeing for use by the subcontractors in performance of subcontracts.

     D. Seller agrees, in addition to the above procedures established by the ITAR, to place the following legend on all technical data obtained, used, generated, or delivered in performance of this contract:

          WARNING--Information Subject to Export Control Laws This document may contain information subject to the International Traffic in Arms Regulation (ITAR) or the Export Administration Regulation (EAR) of 1979. This information may not be exported, released, or disclosed to Foreign Nationals outside the United States without first complying with the export.

11.4 Mutual Assistance in Obtaining Import/Export Authorizations Under ITAR or EAR

     A. Upon request of Boeing's Authorized Procurement Agent, Seller shall, promptly and without additional cost, furnish Boeing with any documentation, including import certificates or end-user statements from Seller or Seller's government, which is reasonably necessary to support Boeing's application for U.S. import or export authorizations. Boeing shall not be responsible for delays in U.S. import or export of Controlled Items supplied hereunder by Boeing due to a lack of necessary documentation from Seller or Seller's country.

     B. Seller shall be responsible for obtaining required import or export approvals, including licenses to import or export equipment or authorizations for Boeing to locate personnel and furnish in-country technical assistance.

     C. Upon Seller's request, Boeing shall promptly furnish Seller with any documentation, including import certificates or end -user statements from Boeing or the U.S. Government, which is reasonably necessary to support Seller's application for import or export authorizations issued by Seller's government. Seller shall not be responsible for delays in import or export of Controlled Items supplied hereunder by Seller into or out of Seller's country due to a lack of necessary documentation from Boeing or Boeing's country.

     D. If the government of either party denies, fails to grant, or revokes any import or export authorizations necessary for the performance of this contract, that party shall immediately notify the other party, and neither party shall be responsible for performance or payment under this contract for directly affected activities.

12.0     TERMINATION FOR CONVENIENCE

12.1     Basis for Termination; Notice

          Boeing may, from time to time terminate all or part of any Order issued hereunder, by written notice to Seller. Any such written notice of termination shall specify the effective date and the extent of any such termination.

12.2     Termination Instructions

          On receipt of a written notice of termination pursuant to GTA Section 12.1, unless otherwise directed by Boeing, Seller shall:

     A.   Immediately stop work as specified in the notice;

     B. Immediately terminate its subcontracts and purchase orders relating to work terminated;

     C.   Settle any termination claims made by its subcontractors or suppliers;
          provided,   that  Boeing  shall  have  approved  the  amount  of  such termination claims prior to such settlement;

     D.   Preserve and protect all terminated inventory and Products;

     E. At Boeing's request, transfer title (to the extent not previously transferred) and deliver to Boeing or Boeing's designee all supplies and materials, work-in-process, Tooling and manufacturing drawings and data produced or acquired by Seller for the performance of this Agreement and any Order, all in accordance with the terms of such request;

     F.   Be  compensated  for such items to the extent  provided in GTA Section
          12.3 below;

     G. Take all reasonable steps required to return, or at Boeing's option and with prior written approval to destroy, all Boeing Proprietary Information and Items, as set forth in GTA Section 20.0, in the possession, custody or control of Seller;

     H. Take such other action as, in Boeing's reasonable opinion, may be necessary, and as Boeing shall direct in writing, to facilitate termination of the Order; and

     I.   Complete performance of the work not terminated.

12.3     Seller's Claim

If Boeing terminates an Order in whole or in part pursuant to GTA Section 12.1 above, Seller shall have the right to submit a written termination claim to Boeing in accordance with the terms of this GTA Section 12.3. Such termination claim shall be asserted to Boeing within forty-five (45) days and all documentation supporting said claim must be asserted not later than six (6) months after Seller's receipt of the termination notice and shall be in the form prescribed by Boeing. Such claim must contain sufficient detail to explain the amount claimed, including detailed inventory schedules and a detailed breakdown of all costs claimed separated into categories (e.g., materials, purchased parts, finished components, labor, burden, general and administrative), and to explain the basis for allocation of all other costs. With regard to the amount compensatable to Seller under a termination pursuant to GTA Section 12.1 above, Seller shall be entitled to compensation in accordance with and to the extent allowed under the terms of FAR 52-249-2 paragraphs (e)-(i), (Sept 96) (as published in 48 CFR ss. 52.249-2 approval 1996; without Alternates, unless alternate clause date is called out on the Order) which is incorporated herein by reference except "Government" and "Contracting Officer" shall mean Boeing, "Contractor" shall mean Seller and "Contract" shall mean Order.

Seller shall indemnify Boeing and hold Boeing harmless from and against (i) any and all claims, suits and proceedings against Boeing by any subcontractor or supplier of Seller in respect of any such termination and (ii) any and all costs, expenses, losses and damages incurred by Boeing in connection with any such claim, suit or proceeding.

12.4     Failure to Submit a Claim

Notwithstanding any other provision of this GTA Section 12.0, if Seller fails to submit a termination claim within the time period set forth above, Seller shall be barred from submitting a claim and Boeing shall have no obligation for payment to Seller under this GTA Section 12.0 except for those Products previously delivered and accepted by Boeing.

12.5     Partial Termination

Any partial termination of an Order shall not alter or affect the terms and conditions of the Order or any Order with respect to Products not terminated.

12.6     Product Price

Termination under any of the above paragraphs shall not result in any change to unit prices for Products not terminated.

12.7     Exclusions or Deductions

The following  items shall be excluded or deducted  from any claim  submitted by
Seller:

     A. All unliquidated advances or other payments made by Boeing to Seller pursuant to a terminated Order;

     B.   Any claim which Boeing has against Seller;

     C.   The agreed price for scrap allowance;

     D. Except for normal spoilage and any risk of loss assumed by Boeing, the agreed fair value of property that is lost, destroyed, stolen or damaged.

12.8     Partial Payment/Payment

Payment,  if any,  to be paid under this GTA  Section  12.0 shall be made thirty
(30) days after settlement between the parties or as otherwise agreed to between the parties. Boeing may make partial payments and payments against costs incurred by Seller for the terminated portion of the Order. If the total payments exceed the final amount determined to be due, Seller shall repay the excess to Boeing upon demand.

12.9     Seller's Accounting Practices

Boeing and Seller agree that Seller's "normal accounting practices" used in developing the price of the Product(s) shall also be used in determining the allocable costs at termination. For purposes of this GTA Section 12.9, Seller's "normal accounting practices" refers to Seller's method of charging costs as either a direct charge, overhead expense, general administrative expense, etc.

12.10    Records

Unless otherwise provided in this Agreement or by law, Seller shall maintain all financial records and documents relating to the terminated portion of the Order for three (3) years after final settlement of Seller's termination claim.

13.0     CANCELLATION FOR DEFAULT

13.1     Events of Default

The occurrence of any one or more of the following events shall constitute an "Event of Default".

     A. Any failure by Seller to deliver, when and as required by this Agreement or any Order, any Product, except as provided in GTA Section 14.0; or

     B.   Any  failure  by  Seller  to  provide  an   acceptable   Assurance  of
          Performance within the time specified in GTA Section 17.0, or otherwise in accordance with applicable law; or,

     C. Any failure by Seller to perform or comply with any obligation set forth in GTA Section 20.0;or,

     D. Seller is or has participated in the sale, purchase or manufacture of airplane parts without the required approval of the FAA or appropriate non-U.S. equivalent regulatory agency; or

     E.   Boeing  revokes  Seller's  Quality   Assurance  System  approval,   if
          applicable; or,

     F. Any failure by Seller to perform or comply with any obligation (other than as described in the foregoing GTA Sections (13.1.A, 13.1.B, 13.1.C, 13.1.D and 13.1.E) set forth in this Agreement and such failure shall continue unremedied for a period of ten (10) days or more following receipt by Seller of notice from Boeing specifying such failure; or

     G.   (a) the  suspension,  dissolution or winding-up of Seller's  business,
          (b) Seller's insolvency, or its inability to pay debts, or its nonpayment of debts, as they become due, (c) the institution of reorganization, liquidation or other such proceedings by or against Seller or the appointment of a custodian, trustee, receiver or similar Person for Seller's properties or business, (d) an assignment by Seller for the benefit of its creditors, or (e) any action of Seller for the purpose of effecting or facilitating any of the foregoing.

13.2     Remedies

If any Event of Default shall occur:

     A.   Cancellation

          Boeing may, by giving written notice to Seller, immediately cancel this Agreement, any SBP, any Administrative Agreement, or any Order, in whole or in part, and Boeing shall not be required after such notice to accept the tender by Seller of any Products with respect to which Boeing has elected to cancel this Agreement.

     B.   Cover

          Boeing may manufacture, produce or provide, or may engage any other persons to manufacture, produce or provide, any Products in substitution for the Products to be delivered or provided by Seller hereunder with respect to which this Agreement or any Order has been canceled. In addition to any other remedies or damages available to Boeing hereunder or at law or in equity, Boeing may recover from Seller the difference between the price for each such Product and the aggregate expense, including, without limitation, administrative and other indirect costs, paid or incurred by Boeing to manufacture, produce or provide, or engage other persons to manufacture, produce or provide, each such Product.

     C.   Rework or Repair

          Where allowed by the applicable regulatory authority, Boeing or its designee may rework or repair any Product in accordance with GTA
          Section 8.3;

     D.   Setoff

          Boeing shall, at its option, have the right to set off against and apply to the payment or performance of any obligation, sum or amount owing at any time to Boeing hereunder or under any Order, all deposits, amounts or balances held by Boeing for the account of Seller and any amounts owed by Boeing to Seller, regardless of whether any such deposit, amount, balance or other amount or payment is then due and owing.

     E.   Tooling and other Materials

          As partial compensation for the additional costs which Boeing will incur as a result of the actual physical transfer of production capabilities from Seller to Boeing or Boeing's designee, Seller shall upon the request of Boeing, transfer and deliver to Boeing or Boeing's designee title to any or all (i) Tooling, (ii) Boeing-furnished material, (iii) raw materials, parts, work-in-process, incomplete or completed assemblies, and all other Products or parts thereof in the possession or under the effective control of Seller or any of its subcontractors (iv) Proprietary Information and Materials of Boeing including without limitation planning data, drawings and other Proprietary Information and Materials relating to the design, production, maintenance, repair and use of Tooling, in the possession or under the effective control of Seller or any of its subcontractors, in each case free and clear of all liens, claims or other rights of any person.

          Seller shall be entitled to receive from Boeing reasonable compensation for any item accepted by Boeing which has been transferred to Boeing pursuant to this GTA Section 13.2.E (except for any item the price of which shall have been paid to Seller prior to such transfer); provided, however, that such compensation shall not be paid directly to Seller, but shall be accounted for as a setoff against any damages payable by Seller to Boeing as a result of any Event of Default.

     F.   Remedies Generally

          No failure on the part of Boeing in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute a waiver of any such right or remedy, or shall be construed as a waiver of any Event of Default or as an acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Seller's obligations hereunder shall constitute a waiver of any Event of Default or a waiver or release of payment or performance in full by Seller of any such obligation. All rights and remedies of Boeing hereunder and at law and in equity shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other. Nothing contained in this Agreement shall be construed to limit any right or remedy of Boeing now or hereafter existing at law or in equity.

14.0     EXCUSABLE DELAY

If delivery of any Product is delayed by unforeseeable circumstances beyond the control and without the fault or negligence of Seller or of its suppliers or subcontractors (any such delay being hereinafter referred to as "Excusable Delay"), the delivery of such Product shall be extended for a period to be determined by Boeing after an assessment by Boeing of alternative work methods. Excusable Delays may include, but are not limited to, acts of God, war, terrorist acts, riots, acts of government, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes or unusually severe weather, but shall exclude Seller's noncompliance with any rule, regulation or order promulgated by any governmental agency for or with respect to environmental protection. However, the above notwithstanding, Boeing expects Seller to continue production, recover lost time and support all schedules as established under this Agreement or any Order. Therefore, it is understood and agreed that (i) delays of less than two (2) days duration shall not be considered to be
Excusable  Delays  unless  such  delays  shall  occur  within  thirty  (30) days preceding  the  scheduled  delivery  date of any  Product  and  (ii) if delay in delivery of any Product is caused by the default of any of Seller's subcontractors or suppliers, such delay shall not be considered an Excusable Delay unless the supplies or services to be provided by such subcontractor or supplier are not obtainable from other sources in sufficient time to permit Seller to meet the applicable delivery schedules. If delivery of any Product is delayed by any Excusable Delay for more than three (3) months, Boeing may, without any additional extension, cancel all or part of any Order with respect to the delayed Products, and exercise any of its remedies in accordance with GTA
Section 13.2, provided however, that Boeing shall not be entitled to monetary damages or specific performance to the extent Seller's breach is the result of an Excusable Delay.

15.0     SUSPENSION OF WORK

Boeing may at any time, by written order to Seller, require Seller to stop all or any part of the work called for by this Agreement for up to one hundred twenty (120) days hereafter referred to as a "Stop Work Order" issued pursuant to this GTA Section 15.0. On receipt of a Stop Work Order, Seller shall promptly comply with its terms and take all reasonable steps to minimize the occurrence of costs arising from the work covered by the Stop Work Order during the period of work stoppage. Within the period covered by the Stop Work Order (including any extension thereof) Boeing shall either (i) cancel the Stop Work Order or
(ii) terminate or cancel the work covered by the Stop Work Order in accordance with the provisions of GTA Section 12.0 or 13.0. In the event the Stop Work Order is canceled by Boeing or the period of the Stop Work Order (including any extension thereof) expires, Seller shall promptly resume work in accordance with the terms of this Agreement or any applicable Order.

16.0     TERMINATION OR WRONGFUL CANCELLATION

Boeing shall not be liable for any loss or damage resulting from any termination pursuant to GTA Section 12.1, except as expressly provided in GTA Section 12.3 or any cancellation under GTA Section 13.0 except to the extent that such cancellation shall have been determined to have been wrongful, in which case such wrongful cancellation shall be deemed a termination pursuant to GTA Section
12.1 and therefore, Boeing's liability shall be limited to the payment to Seller of the amount or amounts identified in GTA Section 12.3.

17.0     ASSURANCE OF PERFORMANCE

     A.   Seller to Provide Assurance

          If Boeing determines, at any time or from time to time, that it is not sufficiently assured of Seller's full, timely and continuing performance hereunder, or if for any other reason Boeing has reasonable grounds for insecurity, Boeing may request, by notice to Seller, written assurance (hereafter an "Assurance of Performance") with respect to any specific matters affecting Seller's performance hereunder, that Seller is able to perform all of its respective obligations under this Agreement when and as specified herein. Each Assurance of Performance shall be delivered by Seller to Boeing as promptly as possible, but in any event no later than ten (10) calendar days following Boeing's request therefore and each Assurance of Performance shall be accompanied by any information, reports or other materials, prepared by Seller, as Boeing may reasonably request. Except as to payment for accepted goods, Boeing may suspend all or any part of Boeing's performance hereunder until Boeing receives an Assurance of Performance from Seller satisfactory in form and substance to Boeing.

     B.   Meetings and Information

          Boeing may request one or more meetings with senior management or other employees of Seller for the purpose of discussing any request by Boeing for Assurance of Performance or any Assurance of Performance provided by Seller. Seller shall make such persons available to meet with representatives of Boeing as soon as may be practicable following a request for any such meeting by Boeing and Seller shall make available to Boeing any additional information, reports or other materials in connection therewith as Boeing may reasonably request.

18.0     RESPONSIBILITY FOR PROPERTY

Seller shall clearly mark, maintain an inventory of, and keep segregated or identifiable all of Boeing's property and all property to which Boeing has acquired an interest. Seller assumes all risk of loss, destruction or damage of such property while in Seller's possession, custody or control, including any transfer to Seller's subcontractors. Upon request, Seller shall provide Boeing with adequate proof of insurance against such risk of loss. Seller shall not use such property other than in performance of an Order without prior written consent from Boeing. Seller shall notify Boeing's Authorized Procurement Representative if Boeing's property is lost, damaged or destroyed. As directed by Boeing, upon completion, termination or cancellation of the agreement or any Order, Seller shall deliver such property, to the extent not incorporated in delivered end products, to Boeing in good condition subject to ordinary wear and tear and normal manufacturing losses. Nothing in this GTA Section limits Seller's use, in its direct contracts with the Government, of property in which the Government has an interest.

19.0     LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS

Seller   warrants  to  Boeing   that  it  has  good  title  to  all   inventory,
work-in-process, tooling and materials to be supplied by Seller in the performance of its obligations under any Order. Pursuant to the provisions of such Order, Seller will transfer to Boeing title to such inventory, work-in-process, tooling and materials whether transferred separately or as part of any Product delivered under the Order, free of any liens, charges, encumbrances or rights of others.

20.0     PROPRIETARY INFORMATION AND ITEMS

Boeing and Seller shall each keep  confidential  and protect from disclosure all
(a) confidential, proprietary, and/or trade secret information; (b) tangible items containing, conveying, or embodying such information; and (c) tooling obtained from and/or belonging to the other in connection with this Agreement or any Order (collectively referred to as "Proprietary Information and Materials"). Boeing and Seller shall each use Proprietary Information and Materials of the other only in the performance of and for the purpose of this Agreement and/or any Order. Provided, however, that despite any other obligations or restrictions imposed by this GTA Section 20.0, Boeing shall have the right to use, disclose and copy Seller's Proprietary Information and Materials for the purposes of testing, certification, use, sale, or support of any item delivered under this Agreement, an Order, or any airplane including such an item; and any such disclosure by Boeing shall, whenever appropriate, include a restrictive legend suitable to the particular circumstances. The restrictions on disclosure or use of Proprietary Information and Materials by Seller shall apply to all materials derived by Seller or others from Boeing's Proprietary Information and Materials.

Upon  Boeing's  request  at any  time,  and in any  event  upon the  completion, termination or cancellation of this Agreement, Seller shall return all of Boeing's Proprietary Information and Materials, and all materials derived from Boeing's Proprietary Information and Materials to Boeing unless specifically directed otherwise in writing by Boeing. Seller shall not, without the prior written authorization of Boeing, sell or otherwise dispose of (as scrap or otherwise) any parts or other materials containing, conveying, embodying, or made in accordance with or by reference to any Proprietary Information and Materials of Boeing. Prior to disposing of such parts or materials as scrap, Seller shall render them unusable. Boeing shall have the right to audit Seller's compliance with this GTA Section 20.0. Seller may disclose Proprietary Information and Materials of Boeing to its subcontractors as required for the performance of an Order, provided that each such subcontractor first assumes, by written agreement, the same obligations imposed upon Seller under this GTA
Section 20.0 relating to Proprietary Informations and Materials; and Seller shall be liable to Boeing for any breach of such obligation by such subcontractor. The provisions of this GTA Section 20.0 are effective in lieu of, and will apply notwithstanding the absence of, any restrictive legends or notices applied to Proprietary Informations and Materials; and the provisions of this GTA Section 20.0 shall survive the performance, completion, termination or cancellation of this Agreement or any Order. This GTA Section 20.0 supersedes and replaces any and all other prior agreements or understandings between the parties to the extent that such agreements or understandings relate to Boeing's obligations relative to confidential, proprietary, and/or trade secret information, or tangible items containing, conveying, or embodying such information, obtained from Seller and related to any Product, regardless of whether disclosed to the receiving party before or after the effective date of this Agreement.

21.0     COMPLIANCE WITH LAWS

21.1     Seller's Obligation

Seller shall be responsible for complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order, or permit applicable to its performance under this Agreement, including those pertaining to United States Export Controls. Seller shall notify Boeing at the earliest possible opportunity of any aspect of its performance, which becomes subject to additional regulation after the date of execution of this Agreement or which Seller reasonably believes will become subject to additional regulation during the term of this Agreement. Seller agrees to indemnify and to hold harmless Boeing from any failure by Seller to comply with any provision of any statute, rule, regulation, judgment, decree, order or permit applicable to its performance under this Agreement.

21.2     Government Requirements

If any of the work to be performed under this Agreement is performed in the United States, Seller shall, via invoice or other form satisfactory to Boeing, certify that the Products covered by the Order were produced in compliance with GTA Sections 6, 7, and 12 of the Fair Labor Standards Act (29 U.S.C. 201-291), as amended, and the regulations and orders of the U.S. Department of Labor issued there under. In addition, the following Federal Acquisition Regulations are incorporated herein by this reference except "Contractor" shall mean "Seller": Other Government clauses, if any, are incorporated herein either by attachment to this document or by some other means of reference.

          FAR  52.222-26    "Equal Opportunity"

          FAR  52.222-35    "Affirmative Action for Disabled Veterans and
                            Veterans of the Vietnam Era "

          FAR  52.222-36    "Affirmative Action for Workers with Disabilities"

          FAR  52.247-64    "Preference for Privately Owned U.S.-Flagged
                            Commercial Vessels"

22.0     INTEGRITY IN PROCUREMENT

Seller warrants that neither it nor any of its employees, agents or representatives have offered or given, or will offer or give any gratuities to Boeing's employees, agents or representatives for the purpose of securing this contract or securing favorable treatment under this contract.

23.0     UTILIZATION OF SMALL BUSINESS CONCERNS

Seller agrees to actively seek out and provide the maximum practicable opportunities for small businesses, small disadvantaged businesses, women-owned small businesses, minority business enterprises, historically black colleges and universities and minority institutions, historically underutilized business zone small business concerns and U.S. veteran and service-disabled veteran owned small business concerns to participate in the subcontracts Seller awards to the fullest extent consistent with the efficient performance of this contract.

24.0     BOEING'S RIGHTS IN SELLER'S  PATENTS,  COPYRIGHTS,  TRADE SECRETS,  AND
         TOOLING

Seller hereby grants to Boeing an irrevocable, nonexclusive, paid-up worldwide license to practice and/or use, and license others to practice and/or use on Boeing's behalf, all of Seller's patents, copyrights, trade secrets (including, without limitation, designs, processes, drawings, technical data and tooling), industrial designs, semiconductor mask works, and tooling (collectively hereinafter referred to as "Licensed Property") related to the development, production, maintenance or repair of Products. Boeing hereafter retains all of the aforementioned license rights in Licensed Property, but Boeing hereby covenants not to exercise such rights except in connection with the making, having made, using and selling of Products or products of the same kind provided that such undelivered quantity of Product cannot, in Boeing's sole determination, be reasonably obtained in the required time frame at a reasonable price from commercially available sources (including Boeing) without the use of Seller's Licensed Property and if one or more of the following situations occur:

          A. Seller discontinues or suspends business operations or the production of any or all of the Products;

          B. Seller is acquired by or transfers any or all of its rights to manufacture any Product to any third party, whether or not related, without Boeing's prior written concurrence;

          C. Boeing cancels this Agreement or any Order for cause pursuant to GTA Section 13.0 herein;

          D. In Boeing's judgment it becomes necessary, in order for Seller to comply with the terms of this Agreement or any Order, for Boeing to provide support to Seller (in the form of design, manufacturing, or on-site personnel assistance) substantially in excess of that which Boeing normally provides to its suppliers;

          E. Seller's trustee in bankruptcy (or Seller as debtor in possession) fails to assume this Agreement and all Orders by formal entry of an order in the bankruptcy court within sixty
               (60) days after entry of an order for relief in a bankruptcy case of the Seller, or Boeing elects to retain its rights to Licensed Property under the bankruptcy laws;

          F. Seller is at any time insolvent (whether measured under a balance sheet test or by the failure to pay debts as they come due) or the subject of any insolvency or debt assignment proceeding under state or non-bankruptcy law; or

          G. Seller voluntarily becomes a debtor in any case under bankruptcy law or, in the event an involuntary bankruptcy petition is filed against Seller, such petition is not dismissed within thirty (30) days.

As a part of the license granted under this GTA Section 24.0, Seller shall, at the written request of Boeing and at no additional cost to Boeing, promptly deliver to Boeing any and all Licensed Property considered by Boeing to be necessary to satisfy Boeing's requirements for Products and their substitutes.

25.0     TERMINATION OF AIRPLANE PROGRAM

25.1     Program Termination

The parties acknowledge and agree that Boeing may, in its sole discretion, terminate all or part of this Agreement, including any Order issued hereunder, by written notice to Seller, if Boeing decides not to initiate or continue production of the program which the Product supports, by reason of Boeing's determination that there is insufficient business basis for proceeding with such program. In the event of such a termination, Boeing shall have no liability to Seller except as expressly provided in GTA Section 25.2 below.

25.2     Termination Liability

In the event of a termination of the program as described in 25.1 above, Boeing shall have no liability whatsoever to Seller, except to the extent of (i) any guaranteed minimum purchase, if any, as set forth in SBP Section 10.0, and (ii) any Orders issued prior to the date of the written notice to Seller identified in 25.1 above. Termination of such Orders shall be governed by GTA Section 12.0 herein.

26.0     PUBLICITY

Without Boeing's prior written approval, Seller shall not, and shall require that its subcontractors and suppliers of any tier shall not, release any publicity, advertisement, news release or denial or confirmation of the same, regarding any Order or Products, or the program to which they may pertain.
Seller shall be liable to Buyer for any breach of such obligation by any subcontractor.

27.0     PROPERTY INSURANCE

27.1     Insurance

Seller shall obtain and maintain continuously in effect a property insurance policy covering loss or destruction of or damage to all property in which Boeing does or could have an insurable interest pursuant to this Agreement, including but not limited to Tooling, Boeing-furnished property, raw materials, parts, work-in-process, incomplete or completed assemblies and all other products or parts thereof, and all drawings, specifications, data and other materials relating to any of the foregoing in each case to the extent in the possession or under the effective care, custody or control of Seller or any agent, employee, affiliate, or subcontractor of Seller, in the amount of full replacement value thereof providing protection against all perils normally covered in an "all risk" property insurance policy (including without limitation fire, windstorm, explosion, riot, civil commotion, aircraft, earthquake, flood or other acts of
God). Any such policy shall be with insurers reasonably acceptable to Boeing and shall (i) provide for payment of loss there under to Boeing, as loss payee, as its interests may appear and (ii) contain a waiver of any rights of subrogation against Boeing, its subsidiaries, and their respective directors, officers, employees and agents

27.2     Certificate of Insurance

Upon written request from Boeing, Seller shall provide to Boeing's Procurement Representative certificates of insurance reflecting full compliance with the requirements set forth in GTA Section 27.1. Such certificates shall be kept current and in compliance throughout the period of this Agreement and shall provide for thirty (30) days advanced written notice to Boeing's Procurement Representative in the event of cancellation, non-renewal or material change adversely affecting the interests of Boeing.

27.3     Notice of Damage or Loss

Seller shall give prompt written notice to Boeing's Procurement Representative of the occurrence of any damage or loss to any property required to be insured herein. If any such property shall be damaged or destroyed, in whole or in part, by an insured peril or otherwise, and if no Event of Default shall have occurred and be continuing, then Seller may, upon written notice to Boeing, settle, adjust, or compromise any and all such loss or damage not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any one occurrence and Five Hundred Thousand Dollars ($500,000) in the aggregate. Seller may settle, adjust or compromise any other claim by Seller only after Boeing has given written approval, which approval shall not be unreasonably withheld.

28.0     RESPONSIBILITY FOR PERFORMANCE

Seller shall be responsible for it's requirements under this Agreement and any Order referencing this Agreement. Seller shall bear all risks of providing adequate facilities and equipment to perform each Order in accordance with the terms thereof. If any use of any facilities or equipment contemplated by Seller will not be available for any reason, Seller shall be responsible for arranging for similar facilities and equipment at no cost to Boeing, and any failure to do so shall not relieve Seller from its obligations.

Seller shall notify and obtain approval from Boeing prior to moving work to be performed under this Agreement between Seller's various facilities. Seller shall include as part of its subcontracts those elements of the Agreement that protect Boeing's rights including but not limited to right of entry provisions, proprietary information and rights provisions and quality control provisions. In addition, Seller shall provide to its subcontractor's sufficient information to document clearly that the work being performed by Seller's subcontractor is to facilitate performance under this Agreement or any Order. Sufficient information may include but is not limited to Order number, GTA number or the name of Boeing's Procurement Representative.

28.1     Subcontracting

Seller shall maintain complete and accurate records regarding all subcontracted items and/or processes. Seller's use of subcontractors shall comply with Seller's quality assurance system approval for said subcontractors. Unless Boeing's prior written authorization or approval is obtained, Seller may not purchase completed or substantially completed Products. For purposes of this GTA Section and this GTA Section only, completed or substantially completed Products shall not include components of assemblies or subassemblies. No subcontracting by Seller shall relieve Seller of its obligation under the applicable Order.

No non-domestic metallic raw materials, composite materials or products, aircraft bearings or designated fasteners, or special processing may be incorporated in a Product unless: (a) Seller uses an approved source identified in the applicable specification or set forth in Boeing Document D1-4426 which is incorporated herein and made a part hereof by this reference or (b) Boeing has surveyed and qualified Seller's receiving inspection personnel and laboratories to test the specified raw materials and/or material process. No waiver of survey and qualification requirements will be effective unless granted by Boeing's Engineering and Quality Assurance departments. Utilization of a Boeing-approved source does not constitute a waiver of Seller's responsibility to meet all specification requirements.

28.2     Reliance

Entering into this Agreement is in part based upon Boeing's reliance on Seller's ability, expertise and awareness of the intended use of the Products. Seller agrees that Boeing and Boeing's Customers may rely on Seller as an expert, and Seller will not deny any responsibility or obligation hereunder to Boeing or Boeing's Customers on the grounds that Boeing or Boeing's Customers provided recommendations or assistance in any phase of the work involved in producing or supporting the Products, including but not limited to Boeing's acceptance of specifications, test data or the Products.

28.3     Assignment

Seller shall not assign any of its rights or interest in this Agreement or any Order, or subcontract all or substantially all of its performance of this Agreement or any Order, without Boeing's prior written consent. Seller shall not delegate any of its duties or obligations under this contract. Seller may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Seller, with or without Boeing's consent, shall relieve Seller of any of its obligations under this Agreement or prejudice any rights of Boeing against Seller whether arising before or after the date of any assignment. This article does not limit Seller's ability to purchase standard commercial supplies or raw material.

The prohibition set forth in this GTA Section 28.3 includes, without limitation (and the following shall be deemed to be "assignments"): (i) a consolidation or merger of Seller; (ii) a change in the ownership or voting rights of more than fifty percent (50%) of the issued and outstanding stock of any corporate Seller;
(iii) any assignment or transfer which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other significant change in corporate or proprietary structure; (iv) the sale, assignment or transfer of all or substantially all of the assets of Seller; and (v) where Seller is a partnership, a change in control in such partnership.

29.0     NON-WAIVER/PARTIAL INVALIDITY

Any failures, delays or forbearances of Boeing in insisting upon or enforcing any provisions of this contract, or in exercising any rights or remedies under this contract, shall not be construed as a waiver or relinquishment of any such provisions, rights or remedies; rather, the same shall remain in full force and effect. If any provision of this contract is or becomes void or unenforceable by law, the remainder shall be valid and enforceable.

30.0     HEADINGS

GTA Section headings used in this Agreement are for convenient reference only and do not affect the interpretation of the Agreement.

31.0     RESERVED

32.0     RESERVED

33.0     DISPUTES

Boeing and Seller shall use their best reasonable efforts to resolve any and all disputes, controversies, claims or differences between Boeing and Seller, arising out of or relating in any way to this GTA or its performance, including, but not limited to, any questions regarding the existence, validity or termination hereof ("Disputes"), through negotiation. If a Dispute cannot be resolved by the functional representatives of Boeing and Seller, it shall be referred up through management channels of the Parties or their respective designees, for further negotiation.

Any dispute that arises under or is related to this Agreement that cannot be settled by mutual agreement of the parties shall be resolved only as provided in SBP Section 5. Pending final resolution of any dispute, Seller shall proceed with performance of this Agreement according to Boeing's instructions so long as Boeing continues to pay amounts not in dispute.

34.0     RESERVED

35.0     TAXES

35.1     Inclusion of Taxes in Price

Unless this Agreement or a Special Business Provisions, or Order issued under this Agreement specifies otherwise, the price of this contract includes, and Seller is liable for and shall pay, all taxes, impositions, charges and exactions imposed on or measured by this Agreement and the Orders issued hereunder, except for sales or use taxes on sales to Boeing ("Sales Taxes") for which Boeing specifically agrees to pay and which are separately stated on Seller's invoice. Prices shall not include any taxes, impositions, charges or exactions for which Boeing has furnished a valid exemption certificate or other evidence of exemption.

Additionally, Buyer shall reimburse Seller for all personal property taxes applicable to the tooling after receipt by Buyer of Seller's invoice for such taxes for the amount of tax imposed by the state or the local taxing authority.

35.2     Litigation

In the event that any taxing authority has claimed or does claim payment for Sales Taxes, Seller shall promptly notify Boeing, and Seller shall take such action as Boeing may direct to pay or protest such taxes or to defend against such claim. The actual and direct expenses, without the addition of profit and overhead, of such defense and the amount of such taxes as ultimately determined as due and payable shall be paid directly by Boeing or reimbursed to Seller. If Seller or Boeing is successful in defending such claim, the amount of such taxes recovered by Seller, which had previously been paid by Seller and reimbursed by Boeing or paid directly by Boeing, shall be immediately refunded to Boeing.

35.3     Rebates

If any taxes paid by Boeing are subject to rebate or reimbursement, Seller shall take the necessary actions to secure such rebates or reimbursement and shall promptly refund to Boeing any amount recovered

36.0     OFFSET CREDITS

To the exclusion of all others, Boeing or its assignee shall be entitled to all industrial benefits or offset credits which might result from this Agreement or Order. Seller shall provide documentation or information, which Boeing or its assignee may reasonably request to substantiate claims for industrial benefits or offset credits. Seller agrees to use reasonable efforts to identify the foreign content of goods, which Seller either produces itself or procures from other companies for work directly related to this Agreement. Promptly after selection of a non-U.S. subcontractor for work under this Agreement, Seller shall notify Boeing of the name, address, subcontract point of contact (including telephone number) and dollar value of the subcontract.

EXECUTED in duplicate as of the date and year first written above by the duly authorized representatives of the parties.



BOEING                                SELLER


THE BOEING COMPANY                    Leonard's Metal, Inc.
By and Through its Divisions
Boeing Commercial Airplanes


/s/ Peggy McDonald                     /s/  Rick Darrow
------------------------------         -------------------------------
Name:  Peggy McDonald                  Name:  Rick Darrow
Title:    Procurement Agent            Title:  Program Manager
Date:                                  Date: